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                                                                    Exhibit 10.1


                      SECOND AMENDMENT TO CREDIT AGREEMENT


      THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of February 1, 2004, by and between FAIR ISAAC CORPORATION (FORMERLY KNOWN AS FAIR, ISAAC AND COMPANY, INCORPORATED), a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                    RECITALS

      WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of November 1, 2002, as amended from time to time ("Credit Agreement").

      WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

      1. Section 1.1.(a) is hereby amended by deleting "February 1, 2004" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "February 1, 2006," with such change to be effective upon the execution and delivery to Bank of a promissory note dated February 1, 2004 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

      2. Section 1.2.(a) is hereby deleted in its entirety, and the following substituted therefor:

                  "(a)  Foreign Exchange Facility. Subject to the terms and
            conditions of this Agreement, Bank hereby agrees to make available to Borrower a facility (the "Foreign Exchange Facility") under which Bank, from time to time up to and including February 1, 2006, will enter into foreign exchange contracts for the account of Borrower for the purchase and/or sale by Borrower in United States dollars of Euro, Pound, Japanese yen, Australian dollars, Rand, Canadian dollars, Mexican Peso, Singapore dollars and Brazilian real; provided however, that the maximum amount of all outstanding foreign exchange contracts shall not at any time exceed an aggregate of Twenty-five Million United States Dollars (US$25,000,000.00). No foreign exchange contract shall be executed for a term which extends beyond February 1, 2006. Borrower shall have a "Delivery Limit" under the Foreign Exchange Facility not to exceed at any time the aggregate principal amount of Five Million United States Dollars (US$5,000,000.00), which Delivery Limit reflects the maximum principal amount of Borrower's foreign exchange contracts which


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            may mature during any two (2) day period. All foreign exchange transactions shall be subject to the additional terms of a Foreign Exchange Agreement, substantially in the form of EXHIBIT B attached hereto ("Foreign Exchange Agreement"), all terms of which are incorporated herein by this reference."

      3. In consideration of the changes set forth herein and as a condition to the effectiveness hereof, immediately upon signing this Amendment Borrower shall pay to Bank a non-refundable fee of $7,500.00 per annum.

      4. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

      5. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                          WELLS FARGO BANK,
FAIR ISAAC CORPORATION                      NATIONAL ASSOCIATION


By:  /s/ KENNETH J. SAUNDERS             By: /s/ LAURA KAY MATHERLY
     -----------------------                 ----------------------
                                             Laura Kay Matherly
Title:  CHIEF FINANCIAL OFFICER           Vice President
       ---------------------------


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